SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]     Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
                              Globe Business Resources, Inc.
                       ------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

        4)     Proposed maximum aggregate value of transaction:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                                     (LOGO)


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held
                                  July 22, 1997

Dear Shareholder:

        We are pleased to invite you to attend our Annual Shareholders' Meeting which will be held at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 on July 22, 1997 at 11:00 a.m.
Eastern Time.

        The purposes of this Annual Meeting are:

     1.   To elect five Directors to serve for the next year;

     2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million to fifteen million shares;

     3.   To adopt the Globe 1997 Stock Option and Incentive Plan;

     4.   To adopt the Globe 1997 Directors Stock Option Plan;

     5. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1998; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

        After the meeting we will review our progress during the past year and our plans for the coming year. Our officers and directors will be available to discuss the Company's operations with you and answer your questions regarding Globe.

                                                   Yours truly,


                                                   David D. Hoguet
                                                   Chairman of the
                                                   Board of Directors
Dated:  May 30, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. IF YOU WISH TO ATTEND THE MEETING, BUT YOUR SHARES ARE HELD IN THE NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, YOU
SHOULD BRING WITH YOU A PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

                                     (LOGO)


                         GLOBE BUSINESS RESOURCES, INC.
                             1925 Greenwood Avenue
                             Cincinnati, Ohio 45246

                            Telephone (513) 771-8221


                           P R O X Y S T A T E M E N T

                         Annual Meeting of Shareholders
                                  July 22, 1997

                                  INTRODUCTION

        The Board of Directors of Globe Business Resources, Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on July 22, 1997, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is June 3, 1997.


                              VOTING AT THE MEETING

GENERAL

        Shareholders may vote in person or by proxy. Proxies may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of Items 2, 3, 4 and 5 and for the nominees for directors named herein. If any other matters come before the Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

        Because the affirmative vote of a majority of the voting power of Globe is required to amend the Articles of Incorporation, abstentions and shares not voted for any reason, including broker non-votes, will have the effect of a "no" vote on Item 2. Abstentions, shares not voted and broker non-votes will have no effect on any other vote taken at the meeting.

        As of May 1, 1997, Globe had 4,440,509 shares of Common Stock issued and outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on the record date of May 27, 1997, are entitled to notice of and to vote at the meeting.

PRINCIPAL SHAREHOLDERS

        The following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of May 1, 1997:

 Name of                             Amount and Nature of           Percent
 Beneficial Owner                    Beneficial Ownership           of Class
 --------------------------          --------------------           --------
 David D. Hoguet                            772,965 (a)(b)            17.4%
 1925 Greenwood Avenue
 Cincinnati, Ohio  45246

 Blair D. Neller                            707,143 (b)               15.9%
 1650 West Camelback Road
 Phoenix, Arizona  85015

 Wellington Management Company              386,000                    8.7%
 75 State Street
 Boston, MA  02109

 Alvin Z. Meisel                            381,428                    8.6%
 1650 Central Parkway
 Cincinnati, Ohio  45210

(a)Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.
(b)Includes outstanding exercisable options for the purchase of shares of Common Stock of 1,500 shares each for Messrs. Hoguet and Neller.

                    PROPOSAL REGARDING ELECTION OF DIRECTORS

     The Board is nominating for re-election all of the current directors, namely David D. Hoguet, Blair D. Neller, Alvin Z. Meisel, William R. Griffin and Thomas C. Parise.

        All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

        The Board of Directors is proposing that the Company's Articles of Incorporation be amended to increase the number of shares of Common Stock authorized from ten million to fifteen million shares. As of May 1, 1997, the Company had 4,440,509 shares of Common Stock issued and outstanding and an additional 225,042 shares reserved for issuance under various stock option plans. The Company currently does not have any plans to issue any of the additional shares to be authorized under this proposal. However, the Board believes it prudent to have additional shares available in case such shares are needed for acquisitions, or other business purposes, without the need for holding a special shareholders' meeting for that purpose.

        An increase in authorized shares may, in some cases, make a change in control of Globe more difficult by allowing selective placement of newly issued shares.

        The text of the proposed-amendment is:

        RESOLVED, That the first paragraph of Article Four of the Company's Restated and Amended Articles of Incorporation be amended to read as follows:

               "The maximum  number of shares which the Company is authorized to
               have   outstanding  is  Fifteen  Million  One  Hundred   Thousand
               (15,100,000), of which:

                    (i) Fifteen Million (15,000,000) shares of no par value are to be Common Stock; and

                    (ii) One Hundred  Thousand  (100,000) shares of no par value are to be Preferred Stock."

        Approval of this amendment requires the affirmative vote of a majority of the voting power of Globe.

        PROPOSAL TO ADOPT THE GLOBE 1997 STOCK OPTION AND INCENTIVE PLAN

        The Board recommends approval of the 1997 Stock Option and Incentive Plan under which awards for 150,000 shares of Common Stock would be reserved for issuance. The Plan was adopted by the Board on April 8, 1997, subject to shareholder approval. On May 1, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $9.375.

        The following is a summary of the Plan which appears in its entirety as Exhibit A.

        The purpose of this Plan is to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

        The Plan will be administered and interpreted by the Compensation Committee which is composed of three non-employee directors. The Committee will evaluate the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom awards will be granted and the number of shares covered by such awards. All employees of Globe and its subsidiaries are eligible to be considered by the Committee for the awards.

        Types of Awards

        The plan provides for the grant of Common Stock Options and restricted and unrestricted shares of Common Stock.

        Stock Options

        All Options are to be granted at an exercise price of not less than 95% of the fair market value at the time of grant. Options granted may be either Incentive Options, designed to provide certain tax benefits under the Internal Revenue Code, or Nonqualified Options without such benefits. However, persons who beneficially own 10% or more of the Company's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of the market value at the time of grant.

        Each option shall be for a term of one to ten years and may not be exercised during the first twelve months of the term. Commencing on the first anniversary of the date of grant, the Option may be exercised for 25% of the total shares covered by the Option with an additional 25% of the total shares becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. The Committee is empowered to grant options with different vesting provisions. Options may be exercised for cash, for shares of the Company's Common Stock at its fair market value on the date of exercise, or for both. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the Option terminates.

        Stock Awards

        The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. These awards may be in such amounts and subject to such terms, including the price to be paid, if any, for restricted awards, and conditions, if any, as the Committee may determine including, without limitation, contingencies related to the attainment of specified performance goals or continued employment.

        Federal Income Tax Consequences

     Stock Options. Persons who receive options incur no federal income tax liability at the time of grant.

        Persons exercising Nonqualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between market price on the date of exercise and the exercise price.

        Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

        Stock Awards. A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at that time. When the restrictions lapse, the participant will recognize taxable income equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares. The grant of an award of unrestricted Common Stock will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation equal to the then fair market value of the Common Stock awarded. The Company will receive a tax deduction equal to the income recognized by the participant.

        Options are not transferable except by will or the laws of descent and distribution, and an option may be exercised during the lifetime of a holder only by the holder. Approval of this Plan requires the affirmative vote of a majority of votes cast at the meeting.

         PROPOSAL TO APPROVE THE GLOBE 1997 DIRECTORS STOCK OPTION PLAN

        The Board of Directors has adopted, subject to shareholder approval, the 1997 Directors Stock Option Plan. The Directors Plan provides for the granting of Nonqualified Options to acquire up to 50,000 shares of Common Stock to non-employee directors of the Company. Globe now has three non-employee directors.

        The following is a summary of the 1997 Directors Plan which is included as Appendix B.

        The 1997 Directors Plan shall be administered by a committee of any three or more directors appointed by the Board of Directors. The Committee interprets and administers the Directors Plan, and determines the terms and conditions of the Options. All members of the Board of Directors elected at the Annual Meeting of Shareholders beginning in 1997 and who are not employees of the Company or a subsidiary shall be granted an immediately exercisable ten year option to purchase 1,000 shares of Common Stock.

        The exercise price for Directors Options shall be the last closing sales price reported immediately prior to the date of grant. Options may be exercised for cash or shares of the Company's Common Stock valued at its fair market value on the date of exercise. Options are not transferable except by will or the laws of descent and distribution, and an option may be exercised during the lifetime of a holder only by the holder. Persons who receive options under the 1997 Directors Plan incur no federal income tax liability at the time or the grant. Persons exercising a 1997 Directors Option recognize taxable income to the extent of the difference between the exercise price and the market price on the date of exercise and Globe receives a tax deduction to the same extent.

        Approval of the Directors Plan requires the affirmative vote of a major-ity of votes cast at the meeting.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

        The Audit Committee of the Board of Directors appointed Price Waterhouse LLP as its independent public accountants for the fiscal year ending February 28, 1998. Price Waterhouse LLP has been the independent accounting firm for the Company since 1989. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of a majority of votes cast at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1998. Representatives of Price Waterhouse LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

OTHER MATTERS

        Any other matters considered at the Meeting including adjournment will require the affirmative vote of a majority of shares voting.


SHAREHOLDER PROPOSALS

        Shareholders who desire to have proposals included in the Notice for the Shareholders' Meeting to be held in 1998 must submit their proposals in writing to Globe, Attention Secretary, at its offices on or before February 1, 1998.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The following is information concerning Globe's directors and executive officers as of May 1, 1997:


                                                                              Common Stock
                                                                            Beneficially Owned
                                                                       ------------------------
        Name and Age                          Position                    Amount     Percentage
-----------------------------       ---------------------------        ------------- ----------
David D. Hoguet (45)                Chairman of the Board and          772,965(3)(5)     17.4
                                    Chief Executive Officer

Blair D. Neller (44)                President, Chief Operating         707,143(5)        15.9
                                    Officer and Director

Alvin Z. Meisel(1)(2) (68)          Director                           381,428            8.6

William R. Griffin(1)(2) (53)       Director                             1,500            *

Thomas C. Parise(1)(2) (42)         Director                             2,000            *

Brian A. Brumm (42)                 Executive Vice President               --             *

Jeffery D. Pederson (37)            Executive Vice President             1,500(4)         *

Victoria L. Chester (37)            Senior Vice President -              1,100(5)         *
                                    Planning and Secretary

Sharon G. Kebe (36)                 Senior Vice President -              2,000(5)         *
                                    Finance and Treasurer

Lyle J. Tomlinson (35)              Senior Vice President               25,793(4)         *

Paul D. Helwagen (41)               Vice President                         750(4)         *

Barbara A. Hemmelgarn (45)          Vice President -                       750(4)         *
                                    Merchandising
All Executive Officers and                                           1,896,929(6)        42.4(6)
Directors as a Group (12
Persons)

-----------------------------------

*Less than one percent

(1) Audit Committee Member.
(2) Compensation Committee Member.
(3) Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.
(4) Consists solely of exercisable stock options for the purchase of shares of Common Stock.
(5) Includes outstanding exercisable stock options for the purchase of shares of Common Stock of 1,500 each for Messrs. Hoguet and Neller and 1,000 each for Mss. Chester and Kebe.
(6) Includes outstanding exercisable stock options for the purchase of shares of Common Stock.

     Mr. Hoguet has been Chairman of the Board and Chief Executive Officer of the Company since April 1990. From 1986 to 1990, he served as President of the Company and its predecessor businesses. He has been a director since 1988. Prior to joining Globe, Mr. Hoguet was Vice President of Finance, Treasurer and a director of Chemed Corporation. Mr. Hoguet served as Chairman of the International Furniture Rental Association from May 1993 to March 1994 and as the Association's President from March 1991 to May 1993. Mr. Hoguet is a founder of the Company.

     Mr. Neller joined the Company as Executive Vice President in April 1989 and has been President and Chief Operating Officer since April 1990 and a director since 1989. Prior to joining Globe, Mr. Neller was a Vice President in the Consumer Markets Division of Merrill Lynch & Co. Mr. Neller is a director of the International Furniture Rental Association. Mr. Neller is a founder of the Company.

     Mr. Meisel has been President of The Globe Furniture Company (d/b/a Globe Furniture Galleries), a retail furniture operation located in Cincinnati, since 1959. Mr. Meisel is a founder of the Company. Mr. Meisel has been a director of the Company since 1989.

     Mr. Griffin is the former President and director of Roto-Rooter, Inc., a provider of sewer and drain cleaning services, a position he held from May 1985 until September 1996. From May 1991 until September 1996, Mr. Griffin was also an Executive Vice President of Chemed Corporation. Mr. Griffin is also a director of Harmony Brook, Inc.

     Mr. Parise is President and a director of Inter-Tel, Incorporated, a designer and manufacturer of voice and data communication systems and network services. Mr. Parise has served in various capacities with Inter-Tel over the past 15 years.

     Mr. Brumm is an Executive Vice President of Globe and has held this position since April 1997. Mr. Brumm was Vice President, Treasurer and the Chief Financial Officer of Roto-Rooter, Inc. from August 1984 to September 1996. He was also a director of Roto-Rooter from 1985 to 1996.

     Mr. Pederson has served as Executive Vice President since January 1996. He joined the Company as a Senior Vice President in April 1994. From 1987 until 1994 he was employed as the Vice President and Chief Operating Officer of Budget Rents Furniture, Inc.

     Ms. Chester has served as Senior Vice President-Planning and Development since January 1996 and as the Company's Secretary since January 1994. From January 1994 through January 1996 she also served as the Company's Treasurer and from January 1995 through January 1996 she served as Vice President Planning. From October 1992 through December 1993, Ms. Chester was a portfolio manager for Sena, Weller, Rohs, Williams, a financial advisory firm. Ms. Chester was employed by Federated Department Stores in various capacities, including
Director of Planning for its Stern's Department Stores division, from 1986 through August 1989, and from that time until June 1992 was engaged in earning a law degree. Ms. Chester is a certified public accountant and an attorney.

     Ms. Kebe has served as the Company's Senior Vice President - Finance and Treasurer since January 1996. She joined the Company as Controller in January 1993 and also served as Vice President - Finance between January 1995 and January 1996. For the nine years prior to that time, she was employed by Ernst & Young in various positions including audit manager and recruitment coordinator. Ms. Kebe is a certified public accountant.

     Mr. Tomlinson has served as a Senior Vice President of the Company since February 1993 and was a Vice President from April 1990 through January 1993. Prior to April 1990, Mr. Tomlinson was a District Manager of the Company.

     Mr. Helwagen has served as Vice President since March 1997. From 1992 to 1997, he was the Company's Vice President - Operations and from 1988 to 1992, he was the Director of Warehouse Operations. Prior to joining Globe, he was employed by the Lazarus Division of Federated Department Stores as Director of Furniture Operations.

     Ms. Hemmelgarn has served as the Vice President - Merchandising since April 1996. She joined the Company as Vice President - Commercial Development in October 1993. Prior to joining Globe, Ms. Hemmelgarn held a variety of positions with Cort Business Services, Inc., including Zone General Manager, National Marketing and Merchandise Manager - Office, and Director of Commercial Development.

     None of the officers or directors is related except that Mr. Hoguet is Mr. Meisel's son-in-law.

BOARD OF DIRECTOR ACTIONS

     The Board of Directors met seven times during fiscal 1997.

     The Audit Committee, composed of Messrs. Parise (Chairman), Griffin and Meisel reviews the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationships between the Company and its outside accountants. During fiscal 1997 the Committee met three times.

     The Compensation Committee establishes compensation levels for management and administers the Company's Stock Option Plans. Current members of the Compensation Committee are Messrs. Griffin (Chairman), Meisel and Parise. The Committee met four times during fiscal 1997 and took action in writing on two occasions.

     The Directors Stock Option Committee administers the Directors Stock Option Plan. The Committee held no meetings in fiscal 1997. Current members of the Committee are Messrs. Hoguet (Chairman), Neller and Meisel.

     The Company does not have a nominating or executive committee.

     Directors who are not employees of the Company receive $10,000 per year for serving as a Director and a member of committees, plus $750 for each director's meeting attended and $250 for each director's meeting held by telephone.
Committee members receive $750 per committee meeting attended, unless the committee meeting occurs on the same day as a director's meeting, in which case the committee member will receive only the director's meeting fee. Directors who are employees of the Company are not separately compensated for serving as Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any instances where any person, who during fiscal 1997 was required to file a report pursuant to Section 16(a) of the Securities Exchange Act of 1934, failed to report any transaction on a timely basis or failed to file any required report or form.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Company's executive officers who earned over $100,000 in salary and bonus for fiscal 1997.



                                                                                       Long Term
                                                                                      Compensation
                                                                                      ----------
                                                                                        Awards
                                                    Annual Compensation               ----------
                                        --------------------------------------------   Number of
                                                                            Other      Securities
Name and                                                                   Annual      Underlying
Principal Position          Year        Salary             Bonus       Compensation(1)  Options
-------------------------   ----        --------          -------      --------------- ----------
David D. Hoguet             1997        $239,149          $60,000          $2,046        6,000
Chairman of the Board of    1996         230,000           39,440           1,440          -
Directors, Chief Executive  1995         216,470           47,375           1,945          -
Officer


Blair D. Neller             1997        $239,149          $60,000          $2,046        6,000
President, Chief Operating  1996         230,000           39,440           1,993          -
Officer                     1995         216,470           47,375           2,218          -


Jeffery D. Pederson         1997        $93,500           $12,000          $1,274        9,000
Executive Vice President    1996         85,211            23,000           1,211          -
                            1995(2)      69,353            25,000             411          -

Lyle J. Tomlinson           1997        $84,176           $35,311          $1,382        6,000
Senior Vice President       1996         79,013            15,770             948          -
                            1995         72,591            28,800           1,014          -

Victoria L. Chester         1997        $80,000           $22,000          $1,207        6,000
Senior Vice President -     1996         74,222            18,500             927          -
Planning and Development    1995         66,380            15,000             276          -
and Secretary

(1) Represents matching contributions made by the Company under its 401(k) savings plans and term life insurance premiums.

(2) Mr. Pederson was employed by the Company on April 11, 1994.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth stock options granted under the 1996 Stock Option Plan to the executive officers of the Company during fiscal 1997.


                                                                           Potential Realizable
                                                                            Value at Assumed
                      Number of    Percent of                               Annual Rates of Stock
                     Securities  Total Options                               Price Appreciation
                     Underlying    Granted to     Exercise                  for Option Term(2)
                       Options    Employees in     Price     Expiration ---------------------------
       Name          Granted(1)   Fiscal Year   (per share)     Date      0%         5%       10%
       ----          ----------   -----------   -----------  ---------- ------   -------   --------
David D. Hoguet         6,000         4.7%        $11.50        3/8/06    --     $40,965   $106,123
Blair D. Neller         6,000         4.7%        $11.50        3/8/06    --     $40,965   $106,123
Jeffery D. Pederson     6,000         4.7%        $ 8.00        3/8/06  $19,500  $27,739   $ 68,998
                        3,000         2.4%        $ 8.00       11/4/06            15,109     38,299
Lyle J. Tomlinson       4,000         3.1%        $ 8.00        3/8/06   13,000  $18,492   $ 45,999
                        2,000         1.6%        $ 8.00       11/4/06            10,073     25,532
Victoria L. Chester     4,000         3.1%        $ 8.00        3/8/06   13,000  $18,492   $ 45,999
                        2,000         1.6%        $ 8.00       11/4/06            10,073     25,532

(1) Options under the 1996 Plan are exercisable at the rate of 25% per year commencing one year after grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The "0%" column represents the excess of the $11.25 market value on the date of original grant over exercise price of options whose exercise price were reduced from $11.50 to $8 per share. The gains shown in the 5% and 10% columns are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were repriced to their expiration date. The potential realizable values shown are net of the option exercise price, but do not include deductions for taxes. The actual realizable values, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

AGGREGATED 1997 YEAR-END OPTION VALUES

        The following table sets forth information regarding fiscal 1997 year-end option values for the named executive officers of the Company.



                                                Number of Securities
                                                     Underlying              Value of Unexercised
                                                 Unexercised Options        In-the-Money Options
                      Shares                     at Fiscal Year End         at Fiscal Year End
                     Acquired       Value   ---------------------------- ----------------------------
       Name         on Exercise   Realized  Exercisable    Unexercisable Exercisable    Unexercisable
---------------     -----------   --------  -----------    ------------- -----------    -------------
David D. Hoguet         -            -            -            6,000           -              -
Blair D. Neller         -            -            -            6,000           -              -
Jeffery D. Pederson     -            -            -            9,000           -           $22,500
Lyle J. Tomlinson       -            -          24,793         6,000        $245,164        15,000
Victoria L. Chester     -            -            -            6,000           -            15,000



TEN YEAR OPTION REPRICINGS


                                                                                           Length of
                                          Number of     Market                             Original
                                          Securities   Price of    Exercise                 Option
                                          Underlying   Stock at    Price at      New         Term
                                           Options      Time of     Time of    Exercise    Remaining
            Name                Date       Repriced    Repricing   Repricing    Price     at Repricing
------------------------------------------------------------------------------------------------------
Jeffery D. Pederson           11/4/96       6,000        $8.00      $11.50      $8.00      9.33 yrs.
   Executive Vice President
Lyle J. Tomlinson             11/4/96       4,000        $8.00      $11.50      $8.00      9.33 yrs.
   Senior Vice President
Victoria L. Chester           11/4/96       4,000        $8.00      $11.50      $8.00      9.33 yrs.
   Senior Vice President -
   Planning and Development
   and Secretary
Sharon G. Kebe                11/4/96       4,000        $8.00      $11.50      $8.00      9.33 yrs.
   Senior Vice President -
   Finance and Treasurer
Paul D. Helwagen              11/4/96       3,000        $8.00      $11.50      $8.00      9.33 yrs.
   Vice President -
   Operations
Barbara A. Hemmelgarn         11/4/96       3,000        $8.00      $11.50      $8.00      9.33 yrs.
   Vice President -
   Merchandising


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The Compensation Committee establishes, oversees and directs the executive compensation policies of the Company and administers the Company's stock option plans. The Committee consists of the Company's three independent outside directors, none of whom is or was an officer or employee of the Company.

        Compensation for executives is based on the principles that compensation must (i) be competitive with other quality companies in order to attract, motivate and retain the exceptional individuals needed to lead and grow the Company's business; (ii) provide a strong incentive for key executives to achieve the Company's goals; and (iii) make prudent use of the Company's resources and provide enhanced value to shareholders.

        The Committee believes that variable at-risk compensation should make up a significant portion of executive compensation, and therefore, ties compensation to the achievement of Company and individual performance objectives. Executive compensation consists primarily of an annual salary, bonuses linked to objective performance standards and long-term equity-based compensation.

        The annual salaries of the Company's executive officers are set at levels designed to attract, retain and motivate exceptional individuals by rewarding them for both individual and Company performance. The Committee reviews the annual salary of each executive officer in relation to that officer's performance, previous salary and the general market conditions and trends and then makes appropriate adjustments. The Committee intends to review executive compensation annually and to revise salaries based on each executive officer's past performance, expected future performance and the scope and nature of the officer's responsibilities, including expected changes in those responsibilities.

        The Committee believes that a significant portion of the executive compensation should be related to both the financial results of the Company and the specific performance of the individual. Every fiscal year, the Committee establishes a bonus plan for each executive officer based on the Company's financial performance as well as individual operating and strategic objectives. Typical operating objectives focus on revenues and earnings.

        The Company has employee stock option plans in order to offer key employees the opportunity to acquire an equity interest in the Company and thereby align the interests of these employees more directly with the long-term interest of shareholders. Awards under these employee stock option plans have to-date been solely in the form of stock options. Nonqualified stock options having a fixed exercise price and vesting ratably over a four year period were granted to executive officers and other key employees during fiscal 1997.

        The Committee established salaries for fiscal 1997 at its meeting on March 7, 1996, which was the first meeting after the Company became public. Those salary levels were established based on their evaluation of the officers' performance during the year. At that meeting the Committee also awarded bonuses to certain officers based on their work during the Company's initial public offering. At a meeting in April 1996, the Committee reviewed a formula-based 1996 bonus plan that had been prepared by management and awarded bonuses to officers. The Committee also approved a bonus formula for fiscal 1997, which set up certain targets based on earnings per share, regional pre-tax and operation performance factors and sales and expense control targets. Bonuses shown in the executive compensation table reflect the application of this plan.

        The Committee determined the fiscal 1997 compensation of Mr. Hoguet, the Chairman and Chief Executive Officer of the Company, in accordance with the principles discussed above.

        In March 1996, the Compensation Committee awarded Options to various executive officers with an exercise price equal to the February 1996 initial public offering price of $11.50 per share. In order to review all executive salaries at the same time rather than on an anniversary of employment basis, the Committee decided at its April 1996 meeting to conduct these reviews annually at the October Committee meeting. After the October review, the Committee decided not to grant general salary increases as many executive salaries had been increased on the most recent anniversary date preceding October 1996. Instead it decided to grant additional 1996 Options to reflect the progress of the Company and of the Company's executive officers and to provide further compensation and incentive to those persons in accordance with the purpose of the Plan as adopted by the shareholders. The Committee met its objectives both by granting new Options and by lowering the exercise price of most of the outstanding options held by executive officers. The Committee took into account that the market price for the Company's Common Stock had declined from $11.50 to approximately $8, thereby reducing the incentive features of those Options. Details of that repricing are reflected in the Option Repricing table.

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Committee noted that none of the executive officers had compensation in excess of this limit in fiscal 1997.


                                    Compensation Committee
                                 William R. Griffin, Chairman
                                       Alvin Z. Meisel
                                       Thomas C. Parise

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares the percentage change in cumulative total stockholder return on Globe's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Other Industrial and Commercial Services Index from the initial public offering price on February 8, 1996 to February 28, 1997. Cumulative total return to stockholders is measured by dividing (x), the sum of total dividends for the period (assuming dividend reinvestment) plus per-share price change for the period, by (y), the share price at the beginning of the period. The graph is based on an investment of $100 at the initial public offering price on February 8, 1996 in the Common Stock in each index.


                                                      Cumulative Total Return
                                                     -------------------------
                                                     2/8/96      2/96     2/97
                                                     ------      ----     ----
Globe Business Resources Inc.                GLBE      100        98        91
S&P 500                                      I500      100        98       123
DJ Other Industrial & Commercial Services    IIC5      100        99       106


                                                           Begin:   2/8/96
                                                             FYE:   2/28/97
                                                             End:   2/28/97

                         GLOBE BUSINESS RESOURCES, INC.


                                                                        Cum.
                            Begin      Div    Div.    Div    Ending    Total
          Type of   Close   No. of     $ Per   $.$$   Shares  No. of Shareholder
 Date*     Line    Price** Shares***  Share**  Paid  Reinvd.  Shares   Return
--------  ------   ------- ---------  -------  ----  -------  ------   ------

2/8/96     Begin    11.500  8.696                              8.696     100
2/29/96    YE       11.250  8.696                              8.696      98
2/28/97    YE       10.500  8.696                              8.696      91

*Fiscal year end and ex-dividend dates.
**All Closing Prices and Dividends are adjusted for stock splits.
***Begin no. of shares based $100 investment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Both Meisel Investments, Inc., a corporation owned wholly by Mr. Meisel, and NHA2 Partners, a general partnership owned equally by Messrs. Hoguet and Neller, leased property to the Company in 1997. The Company believes that the terms of all of these leases are similar to those prevailing for similar properties which could be obtained from unrelated parties. Globe leased five properties from Meisel Investments, Inc. during fiscal 1997. Each of those leases are for a term of five years ending April 30, 1999. The Company made lease payments in fiscal 1997 of $651,312 to Meisel Investments, Inc. Globe leased one property from NHA2 Partners in 1997 and made lease payments of $120,000. This lease was renewed for a term of five years ending January 31, 2001. The Company acquired a second location in Ann Arbor with the acquisition of Apartment Furniture Rental in October 1996. The Company, therefore, decided to close the NHA2 location and moved out of the property at the end of April 1997, but will continue to make rental payments until the property is sublet or the leasehold interest assigned.

                                         OTHER MATTERS

        Management is not aware of any other matters to be presented at the meeting other than those specified in the notice.

        By order of the Board of Directors


May 30, 1997                                       Victoria L. Chester
                                                   Secretary

                                         COMPANY LOGO


                                Globe Business Resources, Inc.
                              1997 Annual Meeting of Shareholders

                                    ----------------------

                                    Tuesday, July 22, 1997 11:00 A.M.
                                 Sharonville Convention Center
                                      11355 Chester Road
                                   Cincinnati, Ohio   45246




                                             PROXY
                                GLOBE BUSINESS RESOURCES, INC.
                                ANNUAL MEETING OF SHAREHOLDERS
                                         JULY 22, 1997


The undersigned hereby appoints DAVID D. HOGUET and BLAIR D. NELLER, or either one of them, proxies oft he undersigned, each with the power of substitution, to vote all shares of Common stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Globe Business Resources, Inc. to be held on July 22, 1997 at 11:00 A.M. Eastern Time at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 or any adjournment of each meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1:      Authority to elect as directors the five (5) nominees listed below.

            [ ]  FOR                     [ ]  WITHHOLD AUTHORITY

        DAVID D. HOGUET, BLAIR D. NELLER, ALVIN Z. MEISEL, WILLIAM R. GRIFFIN
                              AND THOMAS C. PARISE

        WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS
                        WITHHELD __________________.

2. Amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million to fifteen million shares.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN

3.      Approval of the 1997 Stock Option and Incentive Plan.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN

4.      Approval of the 1997 Directors Stock Option Plan.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN

        (This proxy is continued and is to be signed on the reverse side)

Globe Business Resources
c/o Corporation Trust Services
Mail Drop 1090FS
38 Fountain Square Plaza
Cincinnati, OH   45263













                                     FOLD AND DETACH HERE
-------------------------------------------------------------------------------

5. Ratification of the appointment of Price Waterhouse LLP as independent public accountants for fiscal 1998.

            [ ] FOR                 [ ] AGAINST                  [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.








                                    Date______________________________. 1997

                                    ---------------------------------------

                                    ---------------------------------------
                                    (Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign)
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                                    BOARD OF DIRECTORS

                                                                      EXHIBIT A


                         GLOBE BUSINESS RESOURCES, INC.

                                      1997

                         STOCK OPTION AND INCENTIVE PLAN

                                   ARTICLE 1.

                                   OBJECTIVES

        Globe Business Resources, Inc. has established this Stock Option and Incentive Plan effective April 8, 1997, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Globe's objectives and to encourage ownership of Globe Common Stock by employees.

                                   ARTICLE 2.

                                   DEFINITIONS

        2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          2.1.1 "Code" means the Internal Revenue Code of 1986.

          2.1.2 "Date of Exercise" means the date on which Globe has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Globe pursuant to Section 7.2 hereof.

          2.1.3 "Date of Grant" means the date on which the Committee makes an award of an Option.

          2.1.4 "Eligible Employee" means any individual who performs services for Globe and is treated as an Employee for federal income tax purposes.

          2.1.5 "Effective Date" means April 8, 1997.

          2.1.6 "Fair Market Value" means the last sale price immediately prior to the date of grant as reported on any stock exchange.

          2.1.7 "Globe" means Globe Business Resources, Inc. and any subsidiary of Globe Business Resources, Inc., as the term "subsidiary" is defined in
     Section 424(f) of the Code.

          2.1.8 "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

          2.1.9 "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          2.1.10 "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          2.1.11 "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

          2.1.12 "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.1.13 "Plan" means this 1997 Stock Option and Incentive Plan as it may be amended.

          2.1.14 "Share" means one share of the Common Stock of Globe.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Plan shall be administered by a committee designated by the Board of Directors of Globe The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          3.2.1 Grant Options and make restricted and unrestricted stock awards on such terms and conditions consistent with this Plan as the Committee shall determine;

          3.2.2 Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          3.2.3 Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan and, to the extent permitted by law, all members shall be indemnified by Globe for any liability and expenses which may occur from any claim or cause of action.

                                   ARTICLE 4.

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be issued under the Plan is 150,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Globe is 20,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5.

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to April 7, 2007, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6.

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

     6.2 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, or retires after age 55 through a plan of retirement acceptable to Globe, all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

     6.3 In the event of the dissolution or liquidation of Globe or any merger, other than a merger for the purpose of the redomestication of Globe not involving a change in control, consolidation, exchange or other transaction in which Globe is not the surviving corporation or in which the outstanding Shares of Globe are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

     6.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Globe occurs. For purposes of this Agreement, a "change in control of Globe" shall be deemed to have occurred if
(a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Globe or (ii) David D. Hoguet or Blair D. Neller or any member of either person's family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Globe representing 30% or more of the combined voting power of Globe's then outstanding securities; or (b) during any period of one year after January 1, 1997, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Globe's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     6.5 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Globe or to interfere in any way with the right of Globe to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Globe, the Option shall not be affected by any change of the employee's duties or position.

                                   ARTICLE 7.

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Globe, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Globe, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Globe

                                   ARTICLE 8.

                             PAYMENT OF OPTION PRICE

     8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

     8.2 Payment through tender of Shares may be made by instruction from the Optionee to Globe to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                   ARTICLE 9.

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

          9.2.1 At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Globe, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Globe, then:

               9.2.1.1 The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

               9.2.1.2 The term of the Option shall not be greater than five years from the Date of Grant.

          9.2.2 The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Globe shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10.

                            TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

     Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 11.

                             TERMINATION OF OPTIONS

     11.1 An Option will terminate as follows:

          11.1.1 Upon exercise or expiration by its terms.

          11.1.2 Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Globe Cause is defined as including, but not limited to, theft of or intentional damage to Globe property, intentional harm to the Globe's reputation, material breach of the optionee's duty of fidelity to the Globe, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Globe policies, or trading in shares for personal gain based on knowledge of Globe's activities or results when such information is not available to the general public.

          11.1.3 If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Globe and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Globe may void the Option and its exercise. Any such actions by Globe shall be in addition to any other rights or remedies available to Globe in such circumstances.

          11.1.4 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

          11.1.5 If the grantee of a Nonqualified Option retires after age 55 through a plan of retirement acceptable to Globe, such Option may be exercised at any time within two years after the date of termination of employment.

          11.1.6 In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Globe shall not be deemed to be termination of employment.

     11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

     11.3 Except as provided in Article 13 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12.

                    RESTRICTED AND UNRESTRICTED STOCK AWARDS

     12.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor. An Advisor is any person who provides bona fide advisory or consultation services to Globe other than in connection with the offer or sale of securities in a capital-raising transaction. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

     12.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

          12.2.1 Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

          12.2.2 Stock Powers and Custody. If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

          12.2.3 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock
     Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

     12.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to key Eligible Employees and Advisors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered to the Participant.


                                   ARTICLE 13.

                         ADJUSTMENTS TO SHARES AND PRICE

     13.1 In the event of changes in the outstanding Common Stock of Globe as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option and Stock Award covered by the Plan shall be appropriately adjusted by the Committee.

     13.2 The Committee shall make appropriate adjustments in the Option Price and Stock Awards to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

                                   ARTICLE 14.

                                   AGREEMENTS

     14.1 All Options and Stock Awards granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     14.2 By acceptance of an Option or Stock Award under this Plan, the recipient shall be deemed to have consented to be bound, on the recipient's own behalf and on behalf of the recipient's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 15.

                        AMENDMENT OR TERMINATION OF PLAN

     15.1 The Board of Directors of Globe may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Globe shall, without further approval of the shareholders of Globe:

          15.1.1 Change the definition of Eligible Employees;

          15.1.2 Except as provided in Articles 4 and 13 hereof, increase the number of Shares which may be subject to the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Globe during any fiscal year;

          15.1.3 Cause the Plan or any Option or Stock Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

          15.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     15.2 No amendment or termination of the Plan shall alter or impair any Option or Stock Award granted under the Plan without the consent of the holder thereof.

     15.3 This Plan shall continue in effect until the expiration of all Options and Stock Awards granted under the Plan unless terminated earlier in accordance with this Article 12, 15; provided, however, that it shall otherwise terminate and no Options or Stock Awards shall be granted ten years after the Effective Date.

                                   ARTICLE 16.

                                 EFFECTIVE DATE

     This Plan shall become effective as of April 8, 1997, having been adopted by the Board of Directors of Globe on such date, subject to approval by shareholders by April 1, 1998.

                                   ARTICLE 17.

                                  MISCELLANEOUS

     17.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Globe shall constitute the granting of an Option or Stock Award. An Option or Stock Award shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement in conformance with the provisions of the Plan.

     17.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Globe be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Globe with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option or Stock Award unless and until Globe, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Globe securities may then be listed as well as any other requirements of law.

                                                                      EXHIBIT B

                         GLOBE BUSINESS RESOURCES, INC.

                        1997 DIRECTORS' STOCK OPTION PLAN


     The purpose of the 1997 Directors' Stock Option Plan is to advance the interests of Globe Business Resources, Inc. and its shareholders by affording non-employee members of the Company's Board of Directors an opportunity to increase their proprietary interest in the Company by the grant of options to them under the terms set forth herein. The Company believes that this Plan will give an incentive to these members of the Board to increase revenues and profits.

     1. Effective Date of the Plan. This Plan shall become effective at such time as it is approved by shareholders at the 1997 Annual Meeting of Shareholders of the Company.

     2. Shares Subject to the Plan. The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock, no par value, of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are subject of any lapsed, expired or terminated options may be available for reoffering under the Plan.

     Subject to the provisions of Section 4 hereof, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 50,000.

     3. Administration. The Plan shall be administered by a committee appointed in accordance with the Company's Code of Regulations and consisting of three or more directors which directors may also be eligible to participate in the Plan.

     Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of such option agreements, consistent with this Plan. Such agreements need not be uniform.

     4. Adjustments to Common Stock and Option Price.

          4.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of shares of Common Stock authorized to be the subject of options under the Plan and the number and class of shares of Common Stock and Option Price for each option which is outstanding under this Plan shall be correspondingly adjusted by the Committee.

          4.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

          4.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding shares of Common Stock of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

     5. Eligible Directors; Grant of Options. An Eligible Director shall be each director of the Company, now serving as a director or elected hereafter, who is not also an employee of the Company.

     Each Eligible Director elected as such at the 1997 Annual Meeting of Shareholders shall be granted an option for the purchase of 1,000 shares of Common Stock and, upon each subsequent election as a director, another option for 1,000 shares. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 1,000 shares as a result of their election, whether by shareholders or directors, and upon each subsequent election as a director, another option for 1,000 shares. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of shares provided for in this Plan in Section 2 are exhausted.

     6. Price. The purchase price of the shares of Common Stock which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported immediately prior to the date of grant.

     7. Period of Option. The term of each option shall be ten years from the date of grant.

     8. Exercise of Options. An option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Secretary, accompanied by payment of the Option Price in full for shares being purchased. The payment of the Option Price shall be either in cash or, subject to any conditions set forth in the option agreement, by delivery of shares of Common Stock of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such shares.

     Unless there is in effect at the time of exercise a registration statement under the Securities Act of 1933 permitting the resale to the public of shares acquired under the Plan, the holder of the option shall, except to the extent determined by the Committee that such is not required, (i) represent and warrant in writing to the Company that the shares acquired are being acquired for investment and not with a view to the distribution thereof, (ii) acknowledge that the shares acquired may not be sold unless registered for sale under said Act or pursuant to an exemption from such registration, and (iii) agree that the certificates evidencing such shares shall bear a legend to the effect of clauses (i) and (ii).

     9. Nontransferability of Options. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the holder only by him.

     10. Death or Disability of an Optionee. If an optionee shall cease to be an Eligible Director on account of disability or death, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director's rights under the option shall pass by will or the laws of descent and distribution, at any time within one year from the date the optionee ceased to be an Eligible
Director. "Disability" shall have the meaning ascribed to it in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

     11. Rights as a Stockholder. The holder of an option shall not have any of the rights of a stockholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

     12. Amendment and Termination.

          12.1 The Plan shall terminate five years after its effective date and thereafter no options shall be granted thereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section 4 hereof, the Board of Directors may not, without shareholder approval, increase the maximum number of shares as to which options may be granted under the Plan, change the class of persons eligible to receive options under the Plan or change the number of options to be granted to each eligible person under the Plan. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under the option.

          12.2 This Plan may not be amended more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     13. Automatic Termination of Option. Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established regardless of whether such option is exercisable in whole or in part at such time.